UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

DA-LITE SCREEN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-116673	35-1013951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 North Detroit Street, P.O. Box 137 Warsaw, IN		46581
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 267-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on March 30, 2011, Da-Lite Screen Company, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Milestone Holding Corporation (“Buyer”), DLI Acquisition Corporation (“Newco”), Milestone AV Technologies LLC, and DL Shareholder Representative, LLC, as Shareholders Representative.

Pursuant to the Merger Agreement, on April 15, 2011, the Company and Buyer entered into a Noncompetition and Nonsolicitation Agreement (each, a “Non-Competition Agreement”) with each of Richard E. Lundin, Judith D. Loughran, Jerry C. Young, James M. Hoak, Nancy J. Hoak, James S. Cownie, Wayne Kern, David J. Lundquist and David N. Walthall (collectively, the “Non-Competition Shareholders”).

Each Non-Competition Agreement provides that the applicable Non-Competition Shareholder may not, whether as an owner, shareholder, member, partner, investor, consultant, agent, director, manager, officer, employee, co-venturer or otherwise, provide services to, own an equity interest in (other than a passive interest of not more than 2% of the outstanding equity of any corporation or other entity) or control, directly or indirectly, any corporation or other entity that engages in the Business (as defined in the Non-Competition Agreement) of any Milestone Company (as defined in the Non-Competition Agreement) in certain jurisdictions during the five year period after the Closing Date (as defined below). Each Non-Competition Agreement also contains certain restrictions on the ability of the applicable Non-Competition Shareholder to solicit employees or business contacts of any Milestone Company as well as non-disparagement and confidentiality provisions.

The foregoing summary of the Non-Competition Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on April 15, 2011 (the “Closing Date”), Newco was merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Buyer. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) (other than shares of Company Common Stock held in treasury of the Company and Appraisal Shares (as defined in the Merger Agreement)) was converted into the right to receive an amount set forth under the Merger Agreement (the “Merger Consideration”). The Merger Consideration is based on a purchase price of $202.5 million less indebtedness, and as adjusted for working capital, net cash and certain other items.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2010 and is incorporated herein by reference.

The Merger Agreement has been incorporated herein by reference to provide investors with information regarding its terms. It contains certain representations, warranties and covenants of the Company, which were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations, warranties or covenants in the Merger Agreement as characterizations of the actual state of facts about the Company.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Merger triggered a Change in Control under the terms of the Indenture (the “Indenture”) governing the Company’s 12  1/2% Senior Notes due 2015 (the “Senior Notes”). As a result, the Company is required pursuant to Section 4.14 of the Indenture, on or before May 15, 2011, to make a change of control offer to purchase any and all of the Senior Notes on the terms set forth in the Indenture (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Item 5.01.	Change in Control of the Registrant.

The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2011, all of the members of the Company’s board of directors (Richard E. Lundin, James M. Hoak, James S. Cownie, Wayne Kern, David J. Lundquist and David N. Walthall) resigned and were replaced by Robert L. Fealy, Michael E. Flannery, Scott Gill and Richard Lundin.

Additionally, in connection with the Merger, all of the officers of the Company were replaced by the officers of Newco. However, immediately prior to the effective time of the Merger, Newco’s board of directors appointed the Company’s pre-Merger slate of executive officers to be officers of Newco, who then became officers of the Company as a result of the Merger. Thus the executive officers of the Company immediately prior to the Merger will continue as executive officers of the Company, with the same titles and responsibilities, after the effective time of the Merger.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 11, 2011, a special meeting of the shareholders of the Company (the “Special Meeting”) was convened, adjourned and reconvened on April 15, 2011. The shareholders of the Company voted to adopt the Merger Agreement. The tabulation with respect to the adoption of the Merger Agreement is set forth below:

For	Against	Abstain

5,358,815	0	0

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal (“Adjournment Proposal”) to adjourn the Special Meeting to April 15, 2011 at 10:00 a.m. local time, if necessary or appropriate, to solicit additional proxies or the taking of any other actions in connection with the Merger Agreement. The shareholders of the Company voted to approve the Adjournment Proposal. The tabulation with respect to the Adjournment Proposal is set forth below:

For	Against	Abstain

5,358,815	0	0

Item 8.01.	Other Events.

On April 15, the Company and Milestone issued a joint press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Form of Noncompetition and Nonsolicitation Agreement

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Da-Lite Screen Company, Inc.

Dated: April 18, 2011	By:	/s/ Jerry C. Young
	Name: Title:	Jerry C. Young Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Noncompetition and Nonsolicitation Agreement

Exhibit 99.1	Press Release

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